Schedule B




                   Monongahela Power Company
                      Statement of Income
             For Period Ended June 30, 1997 ($000)


    Description                                   12 Months
    Electric Operating Revenues:
      Residential                                  198,383
      Commercial                                   119,283
      Industrial                                   192,130
      Wholesale and other, excluding affiliates     11,481
      Bulk power transactions, net                  16,135
      Affiliated companies                          74,197
        Total Operating Revenues                   611,609

    Operating Expenses:
      Power Cost:
        Fuel                                       131,298
        Purchased power & exchanges                100,714
        Deferred power costs, net                  (15,771)
        Other                                       54,360
      Transmission & distribution                   40,766
      Customers accounting & services               15,118
      Administrative & general                      46,940
        Total Operation & Maintenance              373,425
      Depreciation                                  56,445
      Taxes other than income                       40,235
      Federal & state income taxes                  40,405
        Total Operating Expenses                   510,510
        Operating Income                           101,099

    Other Income and Deductions:
      AOFDC                                            514
      Other income, net                              6,874
        Total Other Income & Deductions              7,388
        Income Bef Interest Charges                108,487

    Interest Charges:
      Interest on first mortgage bonds              26,808
      Interest on other long-term obligations        9,676
      Other Interest                                 2,123
      ABFDC                                           (601)
        Total Interest Charges                      38,006

    Net Income                                      70,481


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                                                                  Schedule C

                        Monongahela Power Company
                          Balance Sheet ($000's)

                                                            June 30,
                                                              1997
    ASSETS:
      Property, Plant, and Equipment:
         At original cost, including $35,850,000
           and $33,366,000 under construction             $ 1,905,794
         Accumulated depreciation                            (818,172)
                                                            1,087,622

      Investments:
         Allegheny Generating Company - common stock at equ    53,441
         Other                                                    313
                                                               53,754
      Current Assets:
         Cash                                                     149
         Accounts receivable:
            Electric service, net of $1,767,000 and $1,949,000
               uncollectible allowance                         66,414
            Affiliated and other                               10,114
         Materials and supplies - at average cost:
            Operating and construction                         18,857
            Fuel                                               21,681
         Prepaid taxes                                         11,993
         Other                                                  6,249
                                                              135,457
      Deferred Charges:
         Regulatory assets                                    165,761
         Unamortized loss on reacquired debt                   14,797
         Other                                                 13,565
                                                              194,123

                Total Assets                              $ 1,470,956

    CAPITALIZATION AND LIABILITIES:
      Capitalization:
         Common stock                                     $   294,550
         Other paid-in capital                                  2,441
         Retained earnings                                    245,777
                                                              542,768
         Preferred stock                                       74,000
         Long-term debt and QUIDS                             455,415
                                                            1,072,183
      Current Liabilities:
         Short-term debt                                       17,347
         Long-term debt due within one year                    34,600
         Accounts payable                                       3,851
         Accounts payable to affiliates                        16,042
         Taxes accrued:
            Federal and state income                              901
            Other                                              16,873
         Deferred power costs                                   4,074
         Interest accrued                                       8,268
         Restructuring liability                                6,771
         Other                                                  8,334
                                                              117,061
      Deferred Credits and Other Liabilities:
         Unamortized investment credit                         19,371
         Deferred income taxes                                226,184
         Regulatory liabilities                                17,831
         Other                                                 18,326
                                                              281,712

                Total Capitalization and Liabilities      $ 1,470,956